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                                                                     Exhibit 3.1


                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                    COMPASS ASSET ACCEPTANCE COMPANY, L.L.C.

         This Limited Liability Company Agreement (this "Agreement") of Compass Asset Acceptance Company, L.L.C. (the "Company") is entered into by Compass Bank, a specialty finance company organized under the laws of the State of Delaware, as the initial member of the Company (the "Initial Member" and together with the other members of the Company from time to time, the "Members").

         The Initial Member hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time (the "Act"), and hereby agrees as follows:


 1.      NAME                       The name of the limited liability company
                                    formed hereby is Compass Asset Acceptance
                                    Company, L.L.C.

 2.      PURPOSE                    The Company is formed for the object and
                                    purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

 3.      REGISTERED OFFICE          The address of the registered office of the
                                    Company in the State of Delaware is 1209
                                    Orange Street, Corporate Trust Office, in the City of Wilmington, County of New
                                    Castle, Delaware 19801.

 4.      REGISTERED AGENT           The name and address of the registered agent
                                    of the Company for service of process on the Company in the State of Delaware is The
                                    Corporation Trust Company, 1209 Orange
                                    Street, Corporate Trust Office, in the City of Wilmington, County of New Castle,
                                    Delaware 19801.

 5.      INITIAL MEMBER             The name and the business, residence or
                                    mailing address of the Initial Member is as follows:

                                     Name              Address
                                     ----              -------
                                     Compass Bank      15 South 20th Street
                                                       Birmingham, Alabama 35233

 6.      POWERS                     The Members shall have the power to do any
                                    and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members under the laws of the State


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                                    of Delaware. The Members shall have the
                                    authority to bind the Company.

 7.      DIRECTORS                  The business and affairs of the Company
                                    shall be managed by or under the direction of a Board of one or more Directors designated by the Members. The Members may determine at any time in their sole and absolute discretion the number of Directors to constitute the Board. The authorized number of Directors may be increased or decreased by the Members at any time in their sole and absolute discretion, upon notice to all Directors. The initial number of Directors shall be one. Each Director elected, designated or appointed by the Members shall hold office until a successor is elected and qualified or until such Director's earlier death, resignation, expulsion or removal by the Members.
                                    Directors need not be a Member. The initial
                                    Directors designated by the Initial Member are listed on Schedule A hereto.

                                    The Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. The Board of Directors has the authority to bind the Company. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

 8.      OFFICERS                   The initial Officers of the Company shall be
                                    designated by the Initial Member. The
                                    successor Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer. Any number of offices may be held by the same person. The Board shall choose a President, a Secretary and a Treasurer. The
                                    Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
                                    The Officers of the Company shall hold
                                    office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board or by the Members. Any vacancy occurring in any office of the Company shall be filled by the Board. The initial Officers of the Company designated


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                                    by the Initial Member are listed on Schedule
                                    B hereto.

                                    The Officers, to the extent of their powers set forth in on Schedule C of this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company's business and the actions of the Officers taken in accordance with such powers shall bind the Company.

 9.      DISSOLUTION                The Company shall dissolve, and its affairs
                                    shall be wound up upon the first to occur of the following: (a) the written consent of the Members or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

10.      CAPITAL                    The Initial Member has contributed $10,
         CONTRIBUTIONS              in cash, and no other  property, to the
                                    Company.

11.      ADDITIONAL                 No Member is required to make any
         CONTRIBUTIONS              additional capital contribution to the
                                    Company.

12.      ALLOCATION OF              The Company's profits and losses shall be
         PROFITS AND                allocated in proportion to the capital
         LOSSES                     contributions of the Members.

13.      DISTRIBUTIONS              Distributions shall be made to the Members
                                    at the times and in the aggregate amounts determined by the Members. Such distributions shall be allocated among the Members in the same proportion as their capital account balances.

14.      ASSIGNMENTS                A Member may assign its limited liability
                                    company interest in whole or in part only with the consent of the other Members.

15.      RESIGNATION                Without the consent of the remaining
                                    Members, a Member may not resign from the Company.

16.      ADMISSION OF               One (1) or more additional members of the
         ADDITIONAL                 Company may be admitted to the Company with
         MEMBERS                    the consent of the Initial Member and upon
                                    being so admitted shall become bound by all of the terms of this Agreement and shall execute a written joinder to this Agreement.

17.      LIABILITY                  The Members shall not have any liability for
                                    the obligations or liabilities of the
                                    Company except to the extent provided in the Act. The Company shall indemnify each Member for its actions as Member to the fullest extent permitted by law. The Company shall indemnify its Directors and Officers for their actions as Directors or Officers, as applicable, to the fullest extent permitted by law.

18.      GOVERNING LAW              This Agreement shall be governed by, and
                                    construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.


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19.      AMENDMENT                  This Agreement may be amended in writing by
                                    the Members.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the 17th day of June 2002.

                                       COMPASS BANK


                                       By:  /s/ Jerry W. Powell
                                            ------------------------------------
                                       Name:    Jerry W. Powell
                                       Title:   General Counsel
                                                Assistant Secretary




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                                   SCHEDULE A

                                    DIRECTORS

1.       Jerry W. Powell






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                                   SCHEDULE B

OFFICERS                                           TITLE

1.  Jerry W. Powell                                President

2.  Jerry W. Powell                                Treasurer

3.  Jerry W. Powell                                Secretary





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                                   SCHEDULE C

                        POWERS AND DUTIES OF THE OFFICERS

President.
---------

The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President or any other Officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed or (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company.

Secretary.
---------

The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Members, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve.

Treasurer.
---------

The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer's transactions and of the financial condition of the Company.